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                                                                    EXHIBIT 5.1

                                 April 14, 1997

                                                                        IND 7.2


IndeNet, Inc.
16000 Ventura Boulevard, Suite 700
Encino, California 91436

Gentlemen:

        We have acted as counsel for IndeNet, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3, as amended (the "Registration Statement"). The Registration Statement relates to the offer and sale by the selling securityholders named therein (the "Selling Securityholders") of up to 11,492,364 shares (collectively, the "Shares") of Common Stock, $.001 par value, of the Company.

        In acting as counsel to the Company, we have examined originals or copies, certified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary, and we are familiar with the proceedings heretofore taken by the Company in connection with the authorization, issue and sale by the Company to the Selling Securityholders of the Shares and certain convertible preferred stock and warrants of the Company. In addition, we have examined such books and records of the Company as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

        Based upon the foregoing, it is our opinion that the Shares are, or when issued upon conversion of such convertible preferred stock or upon exercise of such warrants will be, legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and the use of our name in the




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April 14, 1997
Page 2


Registration Statement and Prospectus of the Company made part thereof. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under
Section 7 of said Act.


                                        Very truly yours,

                                        /s/ TROY & GOULD

                                        TROY & GOULD
                                        Professional Corporation





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